Exhibit 15.5

Principal Officers:

Keith M. Braaten, P. Eng.
     President & CEO
Jodi L. Anhorn, P. Eng.
     Executive Vice President & COO

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Todd J. Ikeda, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

MFC Industrial Ltd.
1620 – 400 Burrard Street
Vancouver, B.C. V6C 3A6

We hereby consent to the use of our name and the inclusion of our report dated February 18, 2014 evaluating the petroleum and natural gas reserves of MFC Industrial Ltd. (our “Report”) as of December 31, 2013, in the Annual Report on Form 20-F for the year ended December 31, 2013 (the “Annual Report”). We hereby further consent to the use of information derived from our Report in the Annual Report and to the incorporation by reference of our Report in the Registration Statement 333-143183 on Form S-8 and Registration Statement 333-171009 on Form S-8.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

Myron J. Hladyshevsky, P. Eng.
Vice President

Dated: March 31, 2014
Calgary, Alberta
CANADA

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com